UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Arena Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of communications from Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Arena”), to the Company’s employees relating to the Agreement and Plan of Merger, dated December 12, 2021, by and among the Company, Pfizer Inc., a Delaware corporation (“Pfizer”) and Antioch Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pfizer (the “Merger Agreement”).

The following letter was shared with employees on December 15, 2021.

From: Inside Arena <******.com>
Sent: Wednesday, December 15, 2021 10:07 AM
To: List - All Global Employees <***@***.com>
Subject: Pfizer Integration Planning Update & FAQs

Arena Team,

Thank you for submitting your questions and participating in our ‘What does this mean for me?’ meetings with the HR team. This Frequently Asked Questions document includes all the information that we covered in these meetings and more.

We also invite you to visit our NEW Pfizer Integration Planning SharePoint site regularly for up-to-date information as it becomes available.

With most transactions of this nature, it will take time to resolve many of the questions you may have. Please continue to submit your questions to ***@***.com and we will respond as quickly as possible.

As Amit said, the next few months will be a learning journey for all of us. Thank you for your patience and continued commitment.

The information contained in this message may be confidential, privileged, and protected from disclosure. If the reader of this message is not the intended recipient, you are hereby notified that any dissemination, distribution, or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by email or telephone and destroy all copies of the original message. To learn more about how we collect and use personal information, please review our privacy statement and privacy notices for residents of EEA, UK, Switzerland, and California. Thank you.

CONFIDENTIAL – DO NOT DISTRIBUTE UPDATED DECEMBER 15, 2021

Employee FAQ

About the Merger

1.	Why is Pfizer acquiring Arena?

•
Pfizer became interested in Arena in recognition of the promise and potential value of our robust development-stage therapeutic pipeline, led by etrasimod, and the alignment of this pipeline with Pfizer’s areas of expertise, including internal medicine, inflammation & immunology, rare disease, vaccines, and oncology.

2.	What does this acquisition mean for Arena?

•	Pfizer’s capabilities can accelerate our mission to deliver our important medicines to patients. We believe this transaction represents the best next step for both patients and shareholders.

3.	What are the terms of the acquisition?

•	The terms of the acquisition will be detailed in the Arena proxy statement. Please refer to this document when it becomes available.

4.	How long before the acquisition is completed?

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The proposed transaction is subject to customary closing conditions, including receipt of regulatory approvals and approval by Arena stockholders. We will communicate more information as it becomes available.

5.	What are the integration plans?

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We will define the members of the Arena integration team in the coming weeks and will share that information with employees. The integration team will work hand-in-hand with the Pfizer integration team to ensure a smooth transition. Importantly, prior to closing, we and Pfizer remain separate and independent companies and need to continue to operate that way.

My Employment

6.	What can Arena employees expect between now and close?

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It is imperative that our entire Arena team stay focused on our primary purpose of delivering important medicines to patients. We have a number of critically important studies underway, and our priority must first and foremost be on the patients we serve. While this announcement may have come as a surprise, rest assured that we will communicate with you every step of the way. We are a resilient and dedicated team, and now more than ever, we must come together as a team to continue to advance our important work.

The material in this FAQ is intended to provide a summary of potential employment implications based on the Acquisition. In the event there is a conflict between the information in this FAQ and any official Arena Plan Document or Merger Agreement, the official Plan Document and/or the Merger Agreement will control.

CONFIDENTIAL – DO NOT DISTRIBUTE UPDATED DECEMBER 15, 2021
7.	Why should I stay with Arena through this acquisition?

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This acquisition speaks to the value of Arena’s pipeline – the success you have created, the potential of our science to impact patients on a truly worldwide scale, and the dedication of this team to deliver important medicines to patients. Your continued commitment is essential throughout this period to advance the critical work we have in process.

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Employees who remain with Arena through the acquisition process will vest in their existing outstanding equity awards (other than the 2022 annual grant and RSU grants after December 12, 2021) and will receive cash equal to the merger consideration (less the applicable exercise price, in the case of options) on the close. Arena will make our annual equity grants to eligible employees on January 3, 2022, and those grants as well as RSUs granted after December 12, 2021 (collectively, the “2022 RSUs”) will be substituted with Pfizer RSUs of equivalent value but retaining identical terms and conditions as provided under the Arena RSU. This means that the substituted RSUs will continue to vest with continued employment, subject to accelerated vesting in the case of an involuntary termination without Cause [or voluntary termination in connection with certain forced relocations under the Arena RSU terms and conditions].

•	Employees who are involuntary terminated, not For Cause within 24 months of the closing, will be eligible for severance benefits under the terms of Arena’s Severance Benefit Plan.

8.	Will there be any layoffs as a result of this acquisition?

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No layoffs are anticipated between now and the transaction close. The go-forward organizational structure will be defined as part of the integration planning process, including determining which positions will be eliminated post-close and the transition timing. We will provide further updates as additional information becomes available.

9.	Will my job change as a result of this acquisition?

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Prior to closing, there will be no changes to titles, job levels, or roles as a result of the acquisition. Post close, we anticipate that Pfizer will align go-forward roles to their existing organizational structure.

10.	How will Arena be structured post close?

•	The integration team, including members from both Arena and Pfizer, will work together to define the post-close organizational structure.

11.	Will reporting structures change? Will I have the same boss?

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No reporting structure changes are anticipated between now and close as a result of the acquisition. Integration teams will be working to define the new organizational structure for post-close alignment.

The material in this FAQ is intended to provide a summary of potential employment implications based on the Acquisition. In the event there is a conflict between the information in this FAQ and any official Arena Plan Document or Merger Agreement, the official Plan Document and/or the Merger Agreement will control.

CONFIDENTIAL – DO NOT DISTRIBUTE UPDATED DECEMBER 15, 2021
12.	If I continue to work for Pfizer, how will my years of service be calculated?

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Pfizer will count your service with Arena for the purpose of their vacation policy and certain health and welfare plans where benefits eligibility or vesting provisions are based on service (excluding any benefits that would result in a duplication of benefits) .

13.	Will there be changes to our Work Together, Live Wherever approach, and will we still be allowed to work remotely?

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We will continue our Work Together, Live Wherever approach throughout the integration planning period and employees will not be asked to make any changes to their work location during this time prior to close.

14.	I have a contractor as part of my team. What happens to their contract?

•	No changes as a result of this transaction are anticipated between now and close.

Cash Compensation

15.	Will my compensation change as a result of this acquisition?

•	We will not make any changes to salaries or bonus targets as a result of this acquisition announcement.

16.	Will I still receive my 2021 bonus?

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Our Board has approved the 100% achievement of our OKRs. Those employed prior to November 1, 2021, and who are still employed as of December 31, 2021, will receive a 2021 bonus. The 2021 bonus will be calculated based on your annualized salary as of December 31, 2021, and your bonus target percentage in effect on December 31, 2021. Bonus-eligible employees hired in 2021 will receive their full-year bonus amount without proration. 2021 bonuses will be paid on December 31, 2021 in the U.S. and on January 25, 2022 in Switzerland.

17.	How will 2022 cash compensation be handled?

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For a period of 12 months following the close of the acquisition, Pfizer has agreed to provide an annual base salary or wage rate and annual cash bonus opportunity on terms that are no less favorable than the annual base salary or wage rate and annual cash bonus opportunity at the time of close for continuing employees.

18.	Will promotions and our annual base salary increase continue as scheduled?

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We will continue with our annual salary review process as planned in January 2022, including identifying individuals for promotion subject to certain limited restrictions on promotion in the Merger Agreement.

The material in this FAQ is intended to provide a summary of potential employment implications based on the Acquisition. In the event there is a conflict between the information in this FAQ and any official Arena Plan Document or Merger Agreement, the official Plan Document and/or the Merger Agreement will control.

CONFIDENTIAL – DO NOT DISTRIBUTE UPDATED DECEMBER 15, 2021
Equity/Long-Term Incentives

19.	Will I receive an annual grant in 2022?

•	Similar to our past practices, we plan to make an annual grant and will issue the 2022 grant on January 3 to active employees hired before November 1, 2021.

20.	I’m a new hire, and I haven’t received my grant yet. Will I still receive it?

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Employees who have started employment with Arena and are anticipating a grant in December but haven’t yet received their new hire grant will receive their grant as approved by Arena’s Board of Directors Compensation Committee.

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As per standard business operations, we will seek approval from the Compensation Committee of Arena’s Board of Directors on grants for employees who are anticipating a new hire grant in January or a later date.

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You will receive an email from E*Trade when your grant has been posted (usually 2-3 weeks after the grant date). Arena Human Resources will separately communicate with individuals to confirm the terms of their grants.

21.	What happens to my existing long-term incentives (LTI)?

•	All unvested, time-based vesting restricted stock units (RSUs) granted prior to December 12, 2021 and stock options will vest at the close of the transaction.

•	Performance restricted stock units (PRSUs) will vest at Target at the close of the transaction.

•
At the close of the transaction, RSUs (other than the January 3, 2022 grants and those granted after December 12, 2021), PRSUs at Target, and stock options (less the exercise price) will be converted to cash at the consideration price of $100.00 and paid through the payroll process.

•
At the close of the transaction, all Arena RSUs granted after signing will be substituted with equivalent value of Pfizer RSUs (as outlined in the Merger Agreement) and will retain the same vesting terms. However, if you are involuntarily separated following the close of the transaction (not for Cause) or if you voluntarily terminate in connection with certain forced relocations (Relocation Requirement), the vesting of these RSUs will accelerate.

22.	Can I exercise my vested options before close?

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Vested stock options can be exercised-and-held at any time (sometimes called a “cash exercise”), but any sale of stock is subject to applicable insider trading rules, including Arena’s Insider Trading Policy. Since “cashless exercise” and “same-day sale” transactions involve sales of stock, these transactions are treated the same as any other purchase or sale of Arena stock.

23.	What happens at close to any shares I previously purchased through the Employee Stock Purchase Plan (ESPP)?

•	All shares you own at closing will be converted to cash at the consideration price.

The material in this FAQ is intended to provide a summary of potential employment implications based on the Acquisition. In the event there is a conflict between the information in this FAQ and any official Arena Plan Document or Merger Agreement, the official Plan Document and/or the Merger Agreement will control.

CONFIDENTIAL – DO NOT DISTRIBUTE UPDATED DECEMBER 15, 2021
24.	What happens if I am currently enrolled in the ESPP?

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If the transaction closes prior to May 20, 2022 (the scheduled ESPP purchase date), we will set a new purchase date that occurs prior to close and use any accumulated contributions towards a final purchase of Arena Shares. The 15% discount will apply to the lower of the offering price on November 22, 2021 or the fair market value on the date of the purchase.

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If the transaction closes after May 20, 2022 (the scheduled ESPP purchase date), the purchase will occur as planned. The 15% discount will apply to the lower of the offering price on November 22, 2021 or the fair market value on May 20, 2022.

•	This will be the last purchase under the ESPP. The plan will terminate following this purchase.

•	Any shares that have been acquired through the ESPP that have not been sold will be converted to cash at the consideration price.

Benefits

25.	How will this merger impact my benefits?

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Your Arena benefits will continue uninterrupted throughout the integration planning period. Any decisions regarding potential changes to benefits post-close will be finalized during the integration process and will be communicated to employees as soon as possible.

•
For a period of 12 months following the close of the merger, Pfizer has agreed to provide certain employee benefits that are no less favorable in the aggregate than either the current Arena benefits or the benefits provided to similarly situated Pfizer employees.

26.	I’ve got vacation scheduled in the next month. Can I still take it?

•	Between now and the transaction close, we will continue to manage time off in accordance with Arena’s existing policies. Your ability to take vacation is between you and your manager.

Severance

27.	If I am laid off, will I receive severance?

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Employees who are involuntarily terminated, not for Cause, following the acquisition will be eligible for "Change in Control" severance benefits under the terms of Arena’s Employee Severance Benefit Plans. This acquisition meets the "Change in Control" definition under the Plan.

•
The provisions of Arena's Severance Plan will apply for all involuntary separations, not for Cause, for a period of 24 months following the close date according to the “Change in Control” protection of Arena's Severance Plan.

28.	How does Arena’s severance plan work?

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In the case of involuntary separation, other than for Cause, resulting from a Change in Control, our severance plans provide for a lump sum cash benefit based on a number of months’ salary and bonus target according to your job level, and whether your separation occurred within two years following a Change in Control. In the U.S., if you’re in the medical / dental / vision plan, an equivalent number of months is covered as part of your severance.

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The plans for U.S. employees and non-U.S. employees are substantially similar. Employees can review Arena’s Employee Severance Plans in Box > Arena Central > 1. Policies, Processes, Forms > Policies > Human Resources Policies.

The material in this FAQ is intended to provide a summary of potential employment implications based on the Acquisition. In the event there is a conflict between the information in this FAQ and any official Arena Plan Document or Merger Agreement, the official Plan Document and/or the Merger Agreement will control.

CONFIDENTIAL – DO NOT DISTRIBUTE UPDATED DECEMBER 15, 2021
Performance Management and Goal Setting

29.	Should I still complete performance reviews and ratings in Workday?

•	Employees and managers should complete 2021 performance reviews and ratings according to the schedule that was communicated previously.

30.	Will we still set 2022 goals?

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We will follow our planned 2022 goal-setting process that will kick off in early Q1. Functions will set goals that support our continued commitment to our patients and the critical priorities we’ve defined, including advancing our research and development efforts and building out our early-stage pipeline. In some cases, functions may define goals that directly support the transition process.

Business Operations

31.	How will this acquisition impact any current clinical studies?

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There should not be an impact to the continued execution of any of our ongoing clinical trials. It is imperative that that we continue to execute our studies flawlessly. We will operate as business as usual between now and closing.

32.	How will this acquisition impact any of our relationships with existing partners and vendors?

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We have a robust communication plan to reach out to each of our vendors, including clinical research sites and investigators. We are also planning a communication to all participants in our trials. We foresee no changes to any of our existing external relationship through the close of this transaction.

33.	Will we maintain our current offices/hubs?

•	We will maintain our current offices/hubs throughout the integration planning period. The long-term decision about office/hubs locations will be determined as part of the integration process.

34.	Will we continue to hire new employees and contractors?

•	Yes. Throughout the integration planning period, we will continue to hire critical roles that help us further advance our priorities.

•
In certain cases , hires that exceed an agreed salary threshold, will need to get Pfizer’s advance consent to the hire. If you have questions about whether a particular hire is permitted, you should contact your Human Resources business partner.

35.	What will happen with pending offers of employment?

•	We plan to onboard all individuals to whom we have already made offers of employment.

The material in this FAQ is intended to provide a summary of potential employment implications based on the Acquisition. In the event there is a conflict between the information in this FAQ and any official Arena Plan Document or Merger Agreement, the official Plan Document and/or the Merger Agreement will control.

CONFIDENTIAL – DO NOT DISTRIBUTE UPDATED DECEMBER 15, 2021
Additional Questions

36.	What should I do if I receive a call from a reporter or investor?

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It is imperative that we communicate consistently during this integration planning period. Do not respond to any calls or inquiries from reporters or investors and direct any external requests to Patrick Malloy, VP of Investor Relations & Corporate Communications.

37.	Can I trade Arena stock during the integration planning period?

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Employees may transact in Arena stock, subject to applicable insider trading rules, including Arena’s Insider Trading Policy. Importantly, no person may transact in Arena securities while in possession of material nonpublic information. In addition, the Policy prohibits certain types of transactions and subjects certain persons to quarterly trading blackouts or to mandatory preclearance requirements. For more information, please refer to the Policy (including the FAQs that are attached to the Policy) or contact ***@arenapharm.com.

38.	Can I reach out to my connections at Pfizer to discuss the transaction and how we will work together?

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No. Until the transaction closes, there are very clear restrictions about information that can be shared between Arena employees and Pfizer employees, and you should not have discussions with Pfizer outside of the formal integration planning process through approved integration planning team. Once the transaction closes, we will provide additional guidance about what types of information can be shared.

39.	Where can I get more information about the transaction?

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We will create a SharePoint page to provide employees with up-to-date information about the merger and will share the link as soon as the page is available. If you have additional questions, please reach out to your manager or HR business partner. You can also send questions to ***@arenapharm.com and we will route them to the appropriate person for a response.

The material in this FAQ is intended to provide a summary of potential employment implications based on the Acquisition. In the event there is a conflict between the information in this FAQ and any official Arena Plan Document or Merger Agreement, the official Plan Document and/or the Merger Agreement will control.

CONFIDENTIAL – DO NOT DISTRIBUTE UPDATED DECEMBER 15, 2021
Cautionary Statement Regarding Forward-Looking Statements
This communication and any documents referred to in this communication contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Pfizer and Arena, including, but not limited to, statements regarding the expected benefits of the proposed transaction and the anticipated timing of the proposed transaction, strategies, objectives and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “predict,” “target,” “contemplate,” “potential,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “could,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the stockholders of Arena and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Arena’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Arena or Pfizer and potential difficulties in Arena employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Arena’s ongoing business operations, and (vii) the outcome of any legal proceedings that may be instituted against Pfizer or against Arena related to the Merger Agreement or the proposed transaction. The risks and uncertainties may be amplified by the COVID-19 pandemic (and related variants), which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic (and related variants) impacts Arena’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Pfizer and Arena described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Arena assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Arena gives no assurance that it will achieve its expectations.

Additional Information and Where to Find It
In connection with the proposed transaction, Arena will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Arena’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by Arena with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at Arena’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Arena’s proxy statement.  Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on Arena’s website at https://invest.arenapharm.com or by contacting Arena Investor Relations at (858) 453-7200.

No Offer or Solicitation
This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation
Arena and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Arena’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and by going to Arena’s website at https://invest.arenapharm.com.

The material in this FAQ is intended to provide a summary of potential employment implications based on the Acquisition. In the event there is a conflict between the information in this FAQ and any official Arena Plan Document or Merger Agreement, the official Plan Document and/or the Merger Agreement will control.